EXHIBIT 4.63

CERTIFICATE OF INCORPORATION OF URS CORPORATION AES,

A CONNECTICUIT CORPORATION (“URS AES”)

Appointment of Statutory Agent For Service
Domestic Corporation
61-6 REV. 6-66

TO: The Secretary of the State of Connecticut

Name of corporation: Greiner Architecture Engineering, Inc.

The above corporation appoints as its statutory agent for service:

Name of corporation: C.T. Corporation System

Address of principle office in Connecticut: One Commercial Plaza, Hartford, CT 06103

Authorization:

Name of incorporator: Gary J. Scappini
Signed: /S/ Gary J. Scappini
Date: April 8, 1987

Acceptance:

Name of statutory agent for service: C.T. Corporation System
Signed: /S/ Crissey Benzinger
           Crissey Benzinger

Special Assistant Secretary

State of Connecticut
Office of the Secretary of the State
Commercial Recording Division
30 Trinity Street, Hartford, Connecticut, 06106

Name of corporation: Greiner Architecture Engineering, Inc.
Document Filed: Change in Name
Filing Date: 27/APR/1990
Total Fees Paid: $70.00

The information shown above pertains to documents filed in this office on account of the corporation indicated. The filing date is the date endorsed on the document pursuant to Section 33-285 or 33-422 of the Connecticut General Statutes. Any questions regarding this filing should be addressed to the above address

Certificate of Incorporation
Stock Corporation

STATE OF CONNECTICUT
SECRETARY OF THE STATE

The undersigned incorporator(s) hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:

The name of the corporation is:

Greiner Architecture Engineering, Inc.

The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation are as follows:

To engage in any lawful act or activity for which corporations may be formed under the laws of the State of Connecticut

The designations of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof, are as follows:

The corporation shall have one class of stock only. The stock shall be designated as common stock, no par value and five thousand (5000) shares authorized

The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341, 1959 Supp. Conn. G.S., are as follows:

None

The minimum amount of stated capital with which the corporation shall commence business is:

one thousand ($1000) dollars

Other provisions:

The duration of the corporation is perpetual.

Signed at Hartford, Connecticut this 8th day of April, 1987

We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

Name of Incorporator: Gary J. Scappini
Signed (Incorporator): /S/ Gary J. Scappini

Certificate Amending or Restating Certificate of Incorporation

STATE OF CONNECTICUT
SECRETARY OF STATE
30 TRINITY STREET
HARTFORD, CT 06106

Name of corporation: Greiner Architecture Engineering, Inc.

The certificate of Incorporation is amended only, pursuant to Conn. Gen. Stat. §33-360

(Following is set forth the resolution of amendment and/or restatement)

Resolved: That Article One of the Certificate of Incorporation be, and hereby is, amended to read as follows: Article One: The name of the corporation is “Greiner Inc. A.E.S.”

The manner of adopting the resolution was as follows: By the board of directors and shareholders, pursuant to Conn. Gen. Stat. §33-360. No shares are required to be voted as a class; the shareholders vote was as follows:

Vote required for adoption: 2/3
Vote favoring adoption: 100%

We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true:

Name of President: James E. Sawyer
Signature: /S/ James E. Sawyer .

Name of Secretary: Edgar B. Vinal, Jr.
Signature: /S/ Edgar B. Vinal, Jr.

Certificate Amending or Restating Certificate of Incorporation

STATE OF CONNECTICUT
SECRETARY OF THE STATE

Name of Corporation: Greiner Inc. A.E.S.

The Certificate of Incorporation is amended only, pursuant to Conn. Gen. Stat. §33-360

(Following is set forth the resolution of amendment and/or restatement.)

The name of the Corporation is U.R.S. Greiner, Inc. A.E.S.

The manner of adopting the resolution was as follows: By the board of directors and shareholders, pursuant to Conn. Gen. Stat. §33-360. No shares are required to be voted as a class; the shareholder’s vote was as follows:

Vote required for adoption: 1,000
Vote Favoring Adoption: None

We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true:

Name of Pres/V. Pres: Robert L. Costello
Signature: /S/ Robert L. Costello.

Name of Sec/Assn’t Sec: Melissa K. Holder
Signature: /S/ Melissa K. Holder

Dated at Southlake, Texas this 30th day of August, 1996

CERTIFICATE OF AMENDMENT
STOCK CORPORATION
Office of the Secretary of State

Name of Corporation: U.R.S. Greiner, Inc. AES

The certificate of Incorporation is amended

Text of each amendment/restatement:

“Article First: The name of the corporation is:

        U.R.S. Greiner Woodward-Clyde, Inc. AES”

Vote Information:

The amendment was adopted by the board of directors without shareholder action. No shareholder vote was required for adoption

Execution:

     Dated this 11th day of August, 1998

     Name of Signatory: Kent P. Ainsworth

     Capacity of Signatory: Vice President
Signature: /S/ Kent P. Ainsworth

CERTIFICATE OF AMENDMENT
STOCK CORPORATION
Office of the Secretary of State

Name of Corporation: URS Greiner Woodward-Clyde, Inc. AES

The certificate of Incorporation is amended.

Text of each amendment/restatement:

     “Article First: The name of the corporation is:

     U.R.S. Corporation AES”

Vote Information:	The amendment was adopted by the board of directors without shareholder action. No shareholder vote was required for adoption

Execution:

Dated this 31st day of July, 2000

Name of Signatory: Joseph Masters
Capacity of Signatory: Vice President
Signature: /S/ Joseph Masters